QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2002

AXONYX INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
825 THIRD AVENUE, 40TH FLOOR, NEW YORK, NEW YORK		10022
(Address of principal executive offices)		(Zip Code)

        Registrant's telephone number, including area code (212) 688-4770

(Former name or former address, if changed since last report.)

Item 5. Other Events.

        On January 6, 2003, Axonyx Inc. issued a press release, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 7. Exhibits.

Exhibit 10.1	Form of Common Stock and Warrant Purchase Agreement
Exhibit 10.2	Form of Common Stock Purchase Warrant
Exhibit 99.1	Press Release, dated January 6, 2002, entitled "Axonyx Announces $4.9 Million Private Placement of Common Stock and Warrants."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXONYX INC.

By:	/s/ Marvin S. Hausman, M.D. Marvin S. Hausman, M.D. President & Chief Executive Officer

        DATED: January 7, 2003.

QuickLinks

  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURES